UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 5, 2007

EMTA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-136583	41-2145746
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7430 E. Butherus, Suite C, Scottsdale, AZ		85260
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	480-222-6222

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

The Company was informed on Thursday, April 5, 2007 that White Sands, L.L.C., a wholly owned subsidiary of the Company, had received approval by the Texas Commission on Environmental Quality (TCEQ) for the formulation of alternative Grade No 1 and No. 2 diesel fuel for Texas low emissions diesel fuel (TxLED) for diesel fuel treated with the White Sands, L.L.C. CB-LE additive. The treatment rate is 8.416 grams per gallon of diesel fuel and will be shipped by regular tanker truck or rail tanker to refiners and distributors.

The test results demonstrate that emissions of nitrogen oxides and particulate matter from this product are comparable to or better than the TxLED standard. The TCEQ assigned Identification Number is TXLED-A-00009.

The TCEQ released the Approval Notification and Letter Approval have been posted on the TCEQ website at: http://www.tceq.state.us/implementation/air/sip/cleandiesel.html, and are attached as exhibits to this filing.

The Company intends to commence the offering and sales of this newly approved additive immediately.

Exhibit Index

99.1	Texas Commission on Environmental Quality Approval Letter dated March 28, 2007
99.2	Texas Commission on Environmental Quality Alternative Diesel Fuel Formulation Approval Notification

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 9, 2007	EMTA Holdings, Inc.

	By:	/s/ Edmond L. Lonergan
Edmond L. Lonergan
President - Chief Executive Officer

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